Exhibit 10.2
ABN-AMRO


C & D Holdings Limited
Dynasty House
Premier Way
Abbey Park Industrial Estate
Romsey
Hampshire
SO51 9AQ


Credit Services

IS.acr                                                         31st May 2001

Dear Sirs,

Re:  Uncommitted Credit Facility
--------------------------------

We are writing to confirm that we ABN AMRO Bank N.V., (the "Bank") are prepared to make available to C & D Holdings Limited (the "Borrower"), an uncommitted facility (the "Facility") in a total amount of up to GBP 19,500,000 (nineteen million five hundred thousand pounds sterling ) as and when it suits the Bank's position.

1.   UTILISATION.

Utilisation of the Facility may be by way of Money Market advances in pounds sterling ("Advances") for periods of one, two or six months at a rate 95 (ninety five) basis points per annum plus LIBOR and any costs the Bank may incur in complying with any requirements of the Bank of England and/or the Financial Services Authority (or any other competent authority which replaces all or any of their functions).

"LIBOR" means in relation to any Advances or unpaid sum on any day the rate per annum at which deposits in Sterling, for like amounts and periods are offered to the Bank by leading banks in the London Interbank Market, on or about 11 a.m. on the first business day of, the relevant interest period, as conclusively determined by the Bank.

2.   CONDITIONS PRECEDENT.

The Facility will be available for utilisation when the Bank has received the following documents in form and substance satisfactory to the Bank:-

(a) the enclosed duplicate of this letter with the Memorandum of Acceptance thereon duly signed on the Borrower's behalf; and

(b) a certified copy of a resolution of the Borrower's Board of Directors approving the Facility and authorising a person or persons to (i) sign the Memorandum of Acceptance and any other documents required hereunder and
     (ii) operate the Facility; and

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IS.acr                                                   31st May 2001         2

(c) authenticated specimen signatures of the person(s) specified in the above-mentioned board resolution; and

(d) copies, certified as true and up to date by the Secretary of the Borrower, of the Borrower's Memorandum and Articles of Association and Certificate of Incorporation; and

(e)  the Standby Letter of Credit referred to in Clause 4 below.

3.   TERMINATION

(i) Whilst it is the Bank's present intention that the Facility should remain available to the Borrower until further notice the Bank nevertheless reserves the right to terminate the Facility at any time by giving the Borrower 30 days notice in writing. After such notice of termination, no further Advance may be drawn hereunder and the Borrower shall repay any outstanding Advances upon expiry of the 30 day notice period.

(ii) If at any time and for any reason any of the following events occur:

     (a) any steps or legal proceedings are started for the winding-up, dissolution, administration or liquidation of the Borrower which have not been dismissed within 7 days of commencement;

     (b) any receiver is appointed over the Borrower or any of its material assets;

     (c) it is or becomes unlawful for the Borrower to perform or comply with any or all of its obligations under the Facility; or

     (d) the Borrower defaults for seven business days in the payment of any sum due hereunder; then the Bank may by notice in writing to the Borrower declare that the Facility is terminated and shall have the right to demand immediate repayment of all outstanding Advances, together with accrued interest and any other sums for which the Borrower is liable hereunder.

4.   SECURITY.

All the Borrowers' obligations hereunder shall be subject at all times to a standby letter of credit from LaSalle Bank National Association in form and content satisfactory to the Bank (the "Standby Letter of Credit ").

5.   FINANCIAL INFORMATION.

As long as the Facility is available or any sum is outstanding hereunder the Borrower will provide the Bank with the following:-

a) a copy of its audited balance sheet and profit and loss account within 270 days of the close of its financial year; and

b) such other information relating to its financial condition as the Bank may from time to time reasonably require.

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IS.acr                                             31st May 2001               3

6.   LAW.

This Facility shall be governed by and construed in accordance with English law.


7.   RIGHTS OF THIRD PARTIES

Unless expressly provided to the contrary in this Agreement, a person who is not a party to this indemnity may not enforce any of the terms under The Contracts (Rights of Third Parties) Act 1999.

Please confirm your acceptance of the above terms and conditions by signing and returning the enclosed duplicate of this letter together with the documents called for in Clause 2 above not later than 30 days after the date of this letter, after which date the Bank reserves the right to withdraw the offer contained herein.

Yours faithfully,
ABN AMRO Bank N.V.
London Branch.


/s/ Christine Hemment          /s/ Helen Rose

MEMORANDUM OF ACCEPTANCE.

We hereby agree to, and confirm our acceptance of the terms and conditions set out in the above letter.

/s/ Robert T. Marley                                      6/5/01
 .............................................           ............
for and on behalf of                                    Dated
C & D Holdings Limited